As filed with the Securities and Exchange Commission on June 16, 2005

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RSA SECURITY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2916506
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

174 Middlesex Turnpike
Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

1994 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
(Full Title of the Plan)

ARTHUR W. COVIELLO, JR.
President and Chief Executive Officer
174 Middlesex Turnpike
Bedford, Massachusetts 01730
(Name and Address of Agent For Service)
(781) 515-5000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be	Offering Price Per		Aggregate Offering		Amount of
to be Registered	Registered(1)	Share		Price		Registration Fee
Common Stock, $0.01 par value per share (including the associated Common Stock Purchase Rights)	1,000,000 shares	$11.885	(2)	$11,885,000	(2)	$1,398.86

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 9, 2005.

STATEMENT OF INCORPORATION BY REFERENCE
Item 3. Incorporation of Documents by Reference.
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS
EX-5 Opinion of Kathryn Leach, Esq.
EX-23.2 Consent of Independent Registered Public Accounting Firm

STATEMENT OF INCORPORATION BY REFERENCE

     Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File No. 333-107267, File No. 333-73750, File No. 333-84597 and File No. 333-88508, relating to the Registrant’s 1994 Employee Stock Purchase Plan, as amended (the “Initial Registration Statement”).

     Item 3 of the Initial Registration Statement is amended and restated in its entirety as follows:

     Item 3. Incorporation of Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

     (a)      The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

     (b)      All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

     (c)      The description of the securities contained in the Registrant’s registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Item 5 of the Initial Registration Statement is amended and restated in its entirety as follows:

     Item 5. Interests of Named Experts and Counsel.

     Kathryn L. Leach, Assistant General Counsel of the Registrant, has opined as to the legality of the securities being offered by this registration statement. Ms. Leach owns 506 shares of the Registrant’s common stock and options to purchase an aggregate of 21,010 shares of the Registrant’s common stock, which become exerciseable in periodic installments through 2013.

     Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Massachusetts, on this 16th day of June, 2005.

RSA SECURITY INC.
By:	/s/ Arthur W. Coviello, Jr.
Arthur W. Coviello, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of RSA Security Inc., hereby severally constitute and appoint Arthur W. Coviello, Jr., Jeffrey D. Glidden and Margaret K. Seif, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable RSA Security Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arthur W. Coviello, Jr. Arthur W. Coviello, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2005

/s/ Jeffrey D. Glidden Jeffrey D. Glidden	Senior Vice President, Finance and Operations, Treasurer and Chief Financial Officer (Principal Financial Officer)	June 16, 2005

/s/ John M. Parsons John M. Parsons	Vice President, Finance and Accounting (Principal Accounting Officer)	June 16, 2005

Signature	Title	Date

/s/ Robert P. Badavas Robert P. Badavas	Director	June 16, 2005

/s/ Richard A. DeMillo Richard A. DeMillo	Director	June 16, 2005

/s/ Richard L. Earnest Richard L. Earnest	Director	June 16, 2005

/s/ Gloria C. Larson Gloria C. Larson	Director	June 16, 2005

/s/ Joseph B. Lassiter, III Joseph B. Lassiter, III	Director	June 16, 2005

/s/ Charles R. Stuckey, Jr. Charles R. Stuckey, Jr.	Director	June 16, 2005

INDEX TO EXHIBITS

Number	Description

4.3(1)	Rights Agreement dated as of July 20, 1999 between the Registrant and State Street Bank and Trust Company as Rights Agent, which includes as Exhibit A the Form of Rights Certificate and as Exhibit B the Summary of Rights to Purchase Common Stock

5	Opinion of Kathryn L. Leach, Esq., Assistant General Counsel of the Registrant

23.1	Consent of Kathryn L. Leach, Esq. (included in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A (File No. 000-25120) and incorporated herein by reference.